Exhibit 99.1

Micronet Enertec Technologies, Inc. Reports Third Quarter and Nine Months

Financial Results

* Third quarter revenues up 111% to $8 million compared to third quarter 2012
* Third quarter gross margin of 45% compared to 18% in 2012
* Nine-month revenues reached $26.1 million up from $8.2M in 2012
* Total cash and marketable securities: $20.3 million

EMERSON, N.J., November. 14, 2013 /PRNewswire/ -- Micronet Enertec Technologies, Inc. (MICT), a developer and manufacturer that integrates and globally markets rugged computers, tablets and computer-based systems for the commercial Mobile Resource Management (MRM) market and for the defense and aerospace markets, today announced financial results for the third quarter and nine months ended September 30, 2013.

"During the quarter, we worked diligently to build our sales pipeline and to improve our margins, and we achieved an increase to 45% in our gross margins due to improved efficiencies in our commercial production lines combined with a higher margin product mix. Also, we continued our focus on introducing new products and penetrating new segments in the growing MRM market. Our innovative technologies, product reliability, and attention to customer demands has expanded our opportunity in the long haul fleet market and opened up a new market segment—local fleets—for us. We are excited about the momentum we are building with new clients and look for sales to ramp rapidly in this new segment which we consider to be the largest and fastest growing segment in the MRM industry”, stated David Lucatz, Chief Executive Officer of Micronet Enertec Inc.

“In addition, we reorganized our MRM sales force in the U.S, and we secured new VARs (Value Added Resellers) and service providers to the local fleet industry. This is the fastest growing segment of the MRM market. We are confident that we have a strong foundation to support our growth and enable us to gain market share in the coming quarters”.

Third Quarter 2013 Financial Highlights:
•	Total revenue increased 111% to $8 million compared to $3.8 million in the third quarter of 2012. The growth is attributed to the acquisition of Micronet in September 2012.
•
Gross profit was $3.6 million, compared to $0.68 million for the third quarter of 2012. Gross margin was 45% compared to 18% in the third quarter of 2012. The increase in gross margin is mainly attributed to the acquisition of Micronet last year and the amortization of intangible assets in the third quarter of 2012.

•	R&D expenses grew to $755,000 from $177,000 in 2012.
•	Operating income was $1.2 million, compared to an operating loss of $112,000 in the third quarter of 2012.
•	Non-GAAP net income was $373,000 for the third quarter, compared to a non-GAAP net income of $816,000 in the third quarter of 2012.
•	Non-GAAP diluted EPS was $0.06 per share based on 5.8 million diluted shares compared to $0.25 per share based on 3.2 million diluted shares last year
•	Strong Balance Sheet: Cash and marketable securities amounted to $20.3 million as compared to $13.8 million in December 31, 2012. Current ratio 3:1 on September 30, 2013
•	Total debt decreased by $600,000 from $11.7 million as of December 31, 2012 to $11.1 million as of September 30, 2013
•
GAAP net income for the third quarter was $78,000, compared to a net profit of $4.1 million for the same period last year that included $4.6M gain on bargain purchase. GAAP net income per share for the third quarter was $0.01, based on 5.8 million diluted shares, compared to GAAP net profit of $1.25, based on 3.2 million diluted shares, in the third quarter last year.

•	Non-GAAP adjustment amounted to $295,000

A reconciliation of GAAP to non-GAAP financial measures has been provided in the financial statement tables included in this press release. An explanation of these measures is also included below under the heading "Non-GAAP Financial Measures."

First Nine Months 2013 Financial Highlights
•	Total revenue for the period increased 218% to $26.1 million compared to $8.2 million for the same period in 2012.
•	Gross Profit was $10.1 million, compared to $2.2 million in the first nine months of 2012. Gross margin was 39% compared to 27% in the same period last year
•	Operating income was $3.6 million, compared to $340,000 for the same period in 2012
•	R&D expenses grew to $2.1 million vs. $286,000 in 2012.
•	Non GAAP adjustment amounted to $2 million.
•	Non-GAAP net income was $1.4 million compared to non-GAAP net income of 1.0 million last year.
•	Non-GAAP diluted EPS was $0.30 based on 4.9 million diluted shares compared to $0.31 per share based on 3.2 million diluted shares last year.
•
GAAP net loss for the first nine months was $611,000 compared to a net income of $4.1 million for the same period last year. GAAP net loss per share for the period was $0.13, based on 4.8 million diluted shares, compared to GAAP net income of $1.26, based on 3.2 million diluted shares, in the same period last year.

Mr. Lucatz continued, "Recently Micronet has announced the upcoming availability of its new Android based product line, the 300 Series, and its GSD™ - Guardian System Design - cloud-based software framework, that offers advanced tools to manage, support  and upgrade applications and system firmware in the field, on Micronet and third party mobile devices. We already witnessed very favorable reaction in the market to these products, leading to our first customer win, WebTech Wireless, a leading provider of vehicle fleet location-based services (LBS) and telematics, in September. Since then, four new prospective customers—all operate in the local fleet market—have acquired our product development packages for evaluation and product development. We look forward to supporting these new customers and others as we grow our business in the local fleet market.”

“Beyond the MRM segment, we continue to have a strong backlog of business in the Aerospace and Defense segment. In fact, after the quarter, we announced $4 million orders for a mission-critical building block of a leading missile defense system. We see ongoing demand in the Aerospace and Defense segment, and we look to announce new orders in this space in the coming months.”

Conference Call
Micronet Enertec will host a conference call today at 10 a.m. EDT to discuss the company's financial results for the third quarter and first nine months of 2013, its business outlook and other matters. We invite all those interested in participating in the call to dial:1-888-407-2553. Callers from outside of the U.S may access the call by dialing 972-3-9180644. Please dial a few minutes before 10 a.m. EDT. Participants may also access a live webcast of the conference call through the Investor Relations section of Micronet Enertec's website at http://www.micronet-enertec.com/IR-events. A telephone replay of the call will be available for two weeks at: 1-877-456-0009, outside of the U.S: 972-3-9255928.

MICRONET ENERTEC TECHNOLOGIES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(In Thousands, Except Share and Earnings Per Share Data)
(Unaudited)

	Nine months ended September 30,		Three months ended September 30,
	2013	2012	2013	2012

Revenues	$26,088	$8,212	$7,956	$3,780
Cost of revenues	15,984	6,017	4,366	3,102
Gross profit	10,104	2,195	3,590	678
Operating expenses:
Research and development	2,144	286	755	177
Selling and marketing	954	329	276	154
General and administrative	2,873	1,209	1,223	428
Amortization of intangible assets	564	31	93	31
Total operating expenses	6,535	1,855	2,347	790

Income (loss) from operations	3,569	340	1,243	(112)
Financial expenses, net	(2,119)	(1,240)	(271)	(823)
Gain on bargain purchase	-	4,623	-	4,623
Other income	-	4	-	(17)
Income before provision for income taxes	1,450	3,727	972	3,671
Taxes on income	298	(34)	168	(46)
Share in profit of affiliated company	-	41	-	58
Net income	1,152	3,802	804	3,775
Net income (loss) attributable to non-controlling interests	1,763	(285)	726	(285)
Net Income (loss) attributable to Micronet Enertec	(611)	4,087	78	4,060

(*) Income (loss) per share attributable to Micronet Enertec:
Basic and diluted	$(0.126)	$1.26	$0.013	$1.25

Weighted average common shares outstanding:
Basic and diluted	4,841,747	3,241,500	5,831,246	3,241,500

(*) Giving retrospective effect to the reverse split

MICRONET ENERTEC TECHNOLOGIES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(In Thousands)
(Unaudited)

	Nine months ended September 30,		Three months ended September 30,
	2013	2012	2013	2012

Net income	$1,152	$3,802	$804	$3,775
Other comprehensive income net of tax:
Currency translation adjustment attributable to the non-controlling interests	295	199	195	199
Currency translation adjustment attributable to Micronet Enertec	827	(38)	203	255
Total comprehensive income	2,274	3,963	1,202	4,229
Comprehensive loss attributable to the non-controlling interests	(2,058)	(86)	(921)	(86)
Comprehensive income attributable to Micronet Enertec	216	3,877	281	4,143

MICRONET ENERTEC TECHNOLOGIES, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In Thousands, Except Share and Par Value Data)

	September 30,	December 31,
	2013	2012
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$13,739	$10,611
Marketable securities	6,588	3,183
Trade account receivables, net	10,791	9,914
Inventories	5,870	7,392
Derivative asset - call options	387	945
Other account receivable	1,288	1,939
Total current assets	38,663	33,984

Property, and equipment, net	2,450	2,269
Intangible assets and others, net	1,157	1,635
Long term deposit	46	43

Total long term assets	3,653	3,947
Total assets	$42,316	$37,931

September 30,	December 31,
2013	2012
(Unaudited)

LIABILITIES AND EQUITY

Short term bank credit and current portion of long term bank loans	$5,571	$4,689
Current portion of long term notes and convertible debenture, net of discount	2,539	1,671
Trade account payables	3,518	4,701
Other account payables	2,049	3,420
Derivative liabilities - put option	4	73
Total current liabilities	13,681	14,554

Long term loans from banks and others	3,130	3,941
Long term notes, net of discount	-	1,370
Accrued severance pay, net	256	1,138
Deferred tax liabilities, net	127	60
Total long term liabilities	3,513	6,509

Stockholders’ Equity:
Preferred stock; $.001 par value, 5,000,000 shares authorized, none issued and outstanding
Common stock; $.001 par value, 100,000,000 shares authorized, 5,831,246 shares issued and outstanding as of September 30, 2013, 3,241,500 shares issued and outstanding as of December 31, 2012	6	3
Additional paid in capital	8,046	957
Accumulated other comprehensive income	1,060	233
Retained earnings	8,307	8,918
Micronet Enertec stockholders equity	17,419	10,111

Non-controlling interests	7,703	6,757
Total equity	25,122	16,868
Total liabilities and equity	$42,316	$37,931

Non-GAAP Financial Measures

In addition to providing financial measurements based on generally accepted accounting principles in the United States of America, ("GAAP"), we provide additional financial metrics that are not prepared in accordance with GAAP, (“non-GAAP”). Management uses non-GAAP financial measures, in addition to GAAP financial measures, to understand and compare operating results across accounting periods, for financial and operational decision making, for planning and forecasting purposes and to evaluate our financial performance.

Management believes that these non-GAAP financial measures reflect our ongoing business in a manner that allows for meaningful comparisons and analysis of trends in our business, as they exclude expenses and gains that does not reflect our ongoing operating results. Management also believes that these non-GAAP financial measures provide useful information to investors in understanding and evaluating our operating results and future prospects in the same manner as management and in comparing financial results across accounting periods and to those of peer companies.

The non-GAAP financial measures do not replace the presentation of our GAAP financial results and should only be used as a supplement to, not as a substitute for, our financial results presented in accordance with GAAP.

The non-GAAP adjustments, and the basis for excluding them from non-GAAP financial measures, are outlined below:

•
Amortization of acquired intangible assets - We are required to amortize the intangible assets, included in our GAAP financial statements, related to the Acquisition. The amount of an acquisition’s purchase price allocated to intangible assets and term of its related amortization are unique to the Acquisition. The amortization of acquired intangible assets are non-cash charges. We expect that such charges will be nonrecurring and do not reflect our operational performance. Therefore, we exclude amortization of acquired intangible assets to provide investors with a consistent basis for comparing pre- and post-acquisition operating results.

•
Amortization of UTA’s note discount and related expenses - These interest expenses are non-cash and are related to amortization of discount of the First Note and Second Note,. Such expenses do not reflect our on-going operations and most of them will be incurred up to the end of fiscal 2013 .

•
Change in fair value of call / put options and warrants – The change in fair value in 2013 of the call/put options relating to the Acquisition is recorded as interest expense. The change in fair value is derived primarily from Micronet’s share price and does not reflect our on-going operations.  In 2012, the change in fair value of UTA warrants derived from changes in the price of our Common Stock  and does not reflect our ongoing operations as well.

•
Stock-based compensation is share based awards granted to certain individuals. They are noncash and affected by our historical stock prices which are irrelevant to forward-looking analyses and are not necessarily linked to the operational performance.

•
Gain on bargain purchase  - the fair values of assets acquired pursuant to Micronet's acquisition exceeded the purchase price , which was recorded as a bargain purchase gain, and is shown as a separate component of non operating income. And does not reflect our ongoing operations as well.

The following table reconciles, for the periods presented, GAAP net loss attributable to Micronet Enertec to non-GAAP net income attributable to Micronet Enertec and GAAP loss per diluted share attributable to Micronet Enertec to non-GAAP net income per diluted share attributable to Micronet Enertec:

	Nine months ended September 30,
	2013	2012
GAAP Net income (loss) attributable to Micronet Enertec	$(611)	$4,087
Amortization of acquired intangible assets	564	734
Change in fair value of call / put options and warrants	248	623
Amortization of UTA’s note discount and related expenses	1,342	281
Stock-based compensation	13	-
Gain on bargain purchase		(4,623)
Income tax-effect of above non-GAAP adjustments	(85)	(110)
Total non-GAAP net income attributable to Micronet Enertec	$1,471	$992

Non-GAAP net income per diluted share attributable to Micronet Enertec	0.295	0.306
Shares used in per share calculations	4,979,565	3,241,500

	Three months ended September 30,
	2013	2012
GAAP Net loss attributable to Micronet Enertec	$78	$4,060
Amortization of acquired intangible assets	93	734
Change in fair value of call / put options and warrants	55	640
Amortization of UTA’s note discount and related expenses	154	115
Stock-based compensation	7	-
Gain on bargain purchase		(4,623)
Income tax-effect of above non-GAAP adjustments	(14)	(110)
Total non-GAAP net income attributable to Micronet Enertec	$373	$816

Non-GAAP net income per diluted share attributable to Micronet Enertec	0.064	0.25
Shares used in per share calculations	5,831,247	3,241,500

About Micronet Enertec Technologies, Inc.
Micronet Enertec Technologies, Inc., formerly known as Lapis Technologies, Inc., operates through two companies, Enertec Systems 2001 Ltd ("Enertec"), its wholly-owned subsidiary, and Micronet Ltd ("Micronet"), its majority-owned subsidiary, which it controls.  Micronet operates in the growing commercial Mobile Resource Management (MRM) market, mainly in the United States.  Micronet designs, develops, manufactures and sells rugged mobile computing devices that provide fleet operators and field workforces with computing solutions in challenging work environments.  Enertec operates in the Defense and Aerospace markets and designs, develops, manufactures and supplies various customized military computer-based systems for missile defense systems, command and control and others.  The Company's products, solutions and services are designed to perform in severe environments and battlefield conditions. For more information, please visit: www.micronet-enertec.com.

Forward-looking Statement

This press release contains express or implied forward-looking statements within the Private Securities Litigation Reform Act of 1995 and other U.S. Federal securities laws.  Such forward -looking statements and their implications involve known and unknown risks, uncertainties and other factors that may cause actual results or performance to differ materially from those projected. The forward-looking statements contained in this press release are subject to other risks and uncertainties, including those discussed in the "Risk Factors" section and elsewhere in the company's annual report on Form 10-K for the year ended December 31, 2012 and in subsequent filings with the Securities and Exchange Commission. Except as otherwise required by law, the company is under no obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements whether as a result of new information, future events or otherwise.

Contact information:
Miri Segal Scharia
Managing Partner Global Accounts & IPOs
Hayden/ MS-IR LLC
Tel: 917-607-8654
msegal@ms-ir.com